Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE
Contact:	William P. Hornby, CPA whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071
CENTURY BANCORP, INC. ANNOUNCES 9% EARNINGS GROWTH FOR Q1 2011; 5% ASSET
GROWTH TO $2.6BB; REGULAR DIVIDEND DECLARED
Medford, MA, April 12, 2011—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $3,725,000 for the quarter ended March 31, 2011, or $0.67 per share diluted, an increase of 8.9% compared to net income of $3,422,000, or $0.62 per share diluted, for the first quarter of 2010. Total assets increased 5.0% from $2.4 billion at December 31, 2010 to $2.6 billion at March 31, 2011.
On March 1, 2011, Century Bank was named to the 2010 “Bank Honor Roll” of superior performers by Keefe, Bruyette & Woods (KBW). Century Bank is one of only two banks in Massachusetts to be recognized. The top 40 U.S. banking institutions were selected for the KBW “Bank Honor Roll” based on the following criteria: 1) Ten years of consecutive profitability 2) 2010 was a peak net earnings year, and 3) 2010 exceeded 2009 earnings.
Net interest income totaled $13.9 million for the quarter ended March 31, 2011 compared to $12.7 million for the same period in 2010. The 9.4% increase in net interest income for the period is due to an 8.1% increase in the average balances of earning assets, combined with a similar increase in average deposits as well as an increase in the net interest margin from 2.55% on a fully taxable equivalent basis in 2010 to 2.64% on the same basis for 2011.
The provision for loan losses decreased by $375,000 from $1.6 million for the quarter ended March 31, 2010 to $1.2 million, for the quarter ended March 31, 2011, primarily as a result of decreased provisions related to nonaccrual loans. The Company’s effective tax rate declined from 11.0% in 2010 to 8.1% in 2011 primarily as a result of an increase in tax-exempt income.
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At March 31, 2011, total equity was $147.6 million compared to $145.0 million at December 31, 2010. The Company’s equity increased primarily as a result of earnings offset by an increase in accumulated other comprehensive loss, net of taxes, and by dividends paid. The Company’s leverage ratio stood at 7.21% at March 31, 2011, compared to 7.23% at March 31, 2010. This decline in the leverage ratio is due to an increase in assets, offset by an increase in stockholders’ equity. Book value as of March 31, 2011 was $26.64 per share compared to $24.95 at March 31, 2010.
The Company’s allowance for loan losses was $15.0 million or 1.58% of loans outstanding at March 31, 2011, compared to $14.1 million, or 1.55% of loans outstanding at December 31, 2010 and $13.2 million, or 1.50% of loans outstanding at March 31, 2010. Non-performing assets totaled $11.6 million at March 31, 2011, compared to $8.1 million at December 31, 2010 and $11.9 million at March 31, 2010.
The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable May 16, 2011 to stockholders of record on May 2, 2011.
The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-three full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.
Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Condition (unaudited)
(in thousands)

	March 31,	December 31,
	2011	2010
Assets
Cash and Due From Banks	$41,276	$37,215
Federal Funds Sold and Interest-bearing Deposits In Other Banks	197,457	151,337

Short-term Investments	110,951	113,918

Securities Available-For-Sale (AFS)	972,359	909,391

Securities Held-to-Maturity	204,100	230,116

Federal Home Loan Bank of Boston stock, at cost	15,531	15,531

Loans:
Commercial & Industrial	90,696	90,654
Construction & Land Development	54,027	53,583
Commercial Real Estate	448,772	433,337
Residential Real Estate	231,876	207,787
Consumer and Other	6,340	6,594
Home Equity	113,151	114,209

Total Loans	944,862	906,164
Less: Allowance for Loan Losses	14,958	14,053

Net Loans	929,904	892,111

Bank Premises and Equipment	21,020	21,228
Accrued Interest Receivable	6,568	6,601
Goodwill	2,714	2,714
Core Deposit Intangible	411	508
Other Assets	61,236	61,014

Total Assets	$2,563,527	$2,441,684

Liabilities
Demand Deposits	$312,253	$322,002

Interest Bearing Deposits:
Savings and NOW Deposits	668,236	649,402
Money Market Accounts	552,193	513,359
Time Deposits	499,696	417,260

Total Interest Bearing	1,720,125	1,580,021

Total Deposits	2,032,378	1,902,023

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	119,590	108,550
Other Borrowed Funds	198,143	222,118

Total Borrowed Funds	317,733	330,668

Other Liabilities	29,713	27,885
Subordinated Debentures	36,083	36,083

Total Liabilities	2,415,907	2,296,659

Total Stockholders’ Equity	147,620	145,025

Total Liabilities & Stockholders’ Equity	$2,563,527	$2,441,684

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Income (unaudited)
For the Quarter ended March 31, 2011 and 2010
(in thousands)

	Quarter Ended March 31,
	2011	2010
Interest Income:
Loans	$12,105	$12,112
Securities Held-to-Maturity	1,773	1,985
Securities Available-for-Sale	5,353	5,033
Federal Funds Sold and Interest-bearing Deposits In Other Banks	347	378

Total Interest Income	19,578	19,508

Interest Expense:
Savings and NOW Deposits	712	1,221
Money Market Accounts	705	1,224
Time Deposits	2,279	1,708
Securities Sold Under Agreements to Repurchase	110	219
Other Borrowed Funds and Subordinated Debentures	1,845	2,411

Total Interest Expense	5,651	6,783

Net Interest Income	13,927	12,725

Provision For Loan Losses	1,200	1,575

Net Interest Income After
Provision for Loan Losses	12,727	11,150

Other Operating Income
Service Charges on Deposit Accounts	1,887	1,923
Lockbox Fees	737	700
Net Gain on Sales of Investments	164	378
Other Income	747	1,258

Total Other Operating Income	3,535	4,259

Operating Expenses
Salaries and Employee Benefits	7,341	6,925
Occupancy	1,251	1,068
Equipment	558	550
FDIC Assessment	735	650
Other	2,325	2,373

Total Operating Expenses	12,210	11,566

Income Before Income Taxes	4,052	3,843

Income Tax Expense	327	421

Net Income	$3,725	$3,422

Century Bancorp, Inc. and Subsidiaries
Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)
(in thousands)

	March 31,	March 31,
	2011	2010
Assets
Cash and Due From Banks	$54,279	$52,167
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	285,590	387,343

Securities Available-For-Sale (AFS)	956,831	704,955
Securities Held-to-Maturity	211,658	232,115

Total Loans	924,867	876,396
Less: Allowance for Loan Losses	14,587	12,848

Net Loans	910,280	863,548

Unrealized Gain on Securities AFS	4,708	10,889
Bank Premises and Equipment	21,148	21,135
Accrued Interest Receivable	6,757	6,563
Goodwill	2,714	2,714
Core Deposit Intangible	466	852
Other Assets	61,645	57,937

Total Assets	$2,516,076	$2,340,218

Liabilities
Demand Deposits	$308,749	$279,184

Interest Bearing Deposits:
Savings and NOW Deposits	710,725	645,156
Money Market Accounts	542,739	542,597
Time Deposits	445,696	311,436

Total Interest Bearing	1,699,160	1,499,189

Total Deposits	2,007,909	1,778,373

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	129,472	172,691
Other Borrowed Funds	167,404	186,205

Total Borrowed Funds	296,876	358,896

Other Liabilities	28,924	30,041
Subordinated Debentures	36,083	36,083

Total Liabilities	2,369,792	2,203,393

Total Stockholders’ Equity	146,284	136,825

Total Liabilities & Stockholders’ Equity	$2,516,076	$2,340,218

Total Average Earning Assets — YTD	$2,378,946	$2,200,809

Century Bancorp, Inc. and Subsidiaries
Consolidated Selected Key Financial Information (unaudited)
(in thousands, except share data)

	March 31,	March 31,
	2011	2010
Performance Measures:

Earnings per average share, basic, quarter	$0.67	$0.62
Earnings per average share, diluted, quarter	$0.67	$0.62
Return on average assets, quarter	0.60%	0.59%
Return on average stockholders’ equity, quarter	10.33%	10.14%
Net interest margin (taxable equivalent), quarter	2.64%	2.55%
Efficiency ratio, quarter	64.2%	63.9%
Book value per share	$26.64	$24.95
Tangible book value per share	$26.08	$24.31
Tangible capital / tangible assets	5.64%	5.71%

Common Share Data:
Average shares outstanding, basic, quarter	5,540,583	5,530,297
Average shares outstanding, diluted, quarter	5,562,327	5,533,070

Shares outstanding Class A	3,543,717	3,515,917
Shares outstanding Class B	1,996,880	2,014,380

Total shares outstanding at period end	5,540,597	5,530,297

Asset Quality and Other Data:

Allowance for loan losses / loans	1.58%	1.50%
Nonaccrual loans	$10,790	$11,857
Nonperforming assets	$11,600	$11,857
Loans 90 days past due and still accruing	$592	$312
Accruing troubled debt restructures	$1,726	$877
Net charge-offs, quarter	$295	$718

Leverage ratio	7.21%	7.23%
Tier 1 risk weighted capital ratio	14.50%	14.36%
Total risk weighted capital ratio	15.69%	15.49%
Total risk weighted assets	$1,247,572	$1,173,973